UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 17, 2005

SOURCECORP, INCORPORATED

(Exact name of registrant as specified in its charter)

DELAWARE	0-27444	75-2560895
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3232 MCKINNEY AVENUE, SUITE 1000 DALLAS, TEXAS	75204
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 740-6500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

On January 21, 2005, SOURCECORP, Incorporated (the “Company”) issued a press release providing an update on the internal investigation it announced October 27, 2004, which is focused on one of its operating subsidiaries in the Information Management Division of the Company’s Information Management and Distribution reportable segment.

On October 27, 2004, the Company announced that its previously issued financial statements and related independent auditors’ report for the year ended December 31, 2003, as well as its previously issued financial statements for the 2004 quarterly periods ended March 31, 2004 and June 30, 2004, should no longer be relied upon. In that release, the Company gave a preliminary indication, based on the Company’s then current assessment of the information available to it at that time, of certain potential adjustments to revenue and fully diluted earnings per share from continuing operations for the periods therein indicated (the “Preliminary Estimated Adjustments”). The Company further noted that until the investigation was complete, the impact on previously reported financial statements could not be finally determined and that it was possible that further adjustments, which might be material, would be required. Based on information provided by, and the recommendation of, corporate management and on an analysis of the preliminary findings of the investigation to date and the related accounting impact, the Company’s Audit Committee has now concluded that the adjustments to the indicated periods are likely to be materially different than the Preliminary Estimated Adjustments.

The Company had also noted in its October 27, 2004, announcement that it was possible that additional adjustments to financial statements for periods other than 2003 and 2004 may be identified through the Company’s investigation. The investigation has determined that certain issues that triggered the need to adjust 2003 and 2004 also impacted 2001 and 2002. Based on information provided by, and the recommendation of, corporate management and on an analysis of the preliminary findings of the investigation to date and the related accounting impact, the Company’s Audit Committee, on January 17, 2005, concluded that the Company’s previously issued financial statements and related independent auditors’ reports for the years ended December 31, 2001 and 2002, should also no longer be relied upon. The factors resulting in this determination relate to the operating subsidiary that is the subject of this investigation and include revenue recognition issues related to certain contracts, required expense adjustments and a requirement to expense a portion of the goodwill associated with payments related to the Company’s acquisition of such subsidiary.

As material adjustments to the Company’s financial statements will be required, investors should not rely on the financial information contained in the Company’s Annual Report on Form 10-K for the years ended December 31, 2001, December 31, 2002 and December 31, 2003 or in the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2004 and June 30, 2004, or any other financial information previously furnished by the Company regarding such periods. The Company’s Audit Committee and management have discussed these issues with the Company’s independent auditors.

Based on the Company’s current assessment of the information available to it at this time, the Company has preliminarily identified the following potential adjustments to revenue, operating expenses, goodwill and fully diluted earnings per share from continuing operations for the periods indicated (the adjustments for 2003 and 2004 shown below replace the adjustments disclosed in the Company’s October 27, 2004 announcement).

	Range of Adjustments to As Reported
	6 Months-Ended June 30, 2004 Results		Year-Ended December 31, 2003 Results
In 000’s except for EPS	Low	High	Low	High
(Decrease) In Revenue (1)	$(1,500)	$(6,000)	$(6,000)	$(7,500)
Increase in Operating Expense (2)	—	—	$100	$150
(Decrease) To Fully Diluted Earnings Per Share from Continuing Operations – Excluding Goodwill Write-Down	$(0.06)	$(0.22)	$(0.22)	$(0.28)
Increase in Expense Related to Goodwill Write-Down (3)	$10,000	$10,500	$6,500	$7,000
(Decrease) To Fully Diluted Earnings Per Share from Continuing Operations – Including Goodwill Write-Down	$(0.42)	$(0.61)	$(0.46)	$(0.53)

	Range of Adjustments to As Reported
	Year-Ended December 31, 2002 Results		Year-Ended December 31, 2001 Results
In 000’s except for EPS	Low	High	Low	High
(Decrease) In Revenue (1)	$(2,100)	$(3,800)	$(2,500)	$(4,000)
Increase in Operating Expense (2)	$450	$500	$450	$500
(Decrease) To Fully Diluted Earnings Per Share from Continuing Operations – Excluding Goodwill Write-Down	$(0.09)	$(0.15)	$(0.12)	$(0.18)
Increase in Expense Related to Goodwill Write-Down (3)	$6,500	$11,500	—	—
(Decrease) To Fully Diluted Earnings Per Share from Continuing Operations – Including Goodwill Write-Down	$(0.31)	$(0.54)	$(0.12)	$(0.18)

(1)	For revenue to be properly recognized in accordance with the Securities and Exchange Commission’s Staff Accounting Bulletin No. 104 “Revenue Recognition,” each of the following conditions must be met: persuasive evidence of an arrangement must exist, the price must be fixed or determinable, delivery must occur or services must be rendered and collection must be reasonably assured. The Company has identified certain instances where one or more of the aforementioned revenue recognition conditions, as applied to certain customer contracts, were not met during the noted time periods at the operating subsidiary that is the subject of the Company’s investigation. As such, some or all of the revenue previously recognized for these customer contracts shall be reversed. If and when such revenue recognition conditions are met, some portion of such reversed revenue will be recognized in the appropriate future period or periods. Based on the Company’s preliminary conclusions relating to the Company’s ongoing internal investigation, the Company believes that the adjustments the Company would make to its previously reported financial statements will result in recognition of incremental revenue during 2005 and subsequent periods. It is not possible, however, to predict with certainty on the basis of currently available information the amount of such revenue that will be deferred and recognized during 2005 and subsequent periods. It will depend in part on the results of the remediation with the subsidiary’s customers. The amount could be from $0 to $17.9 million.

(2)	The Company believes that certain operating expenses of the operating subsidiary that is the subject of the Company’s investigation were not properly recognized and included in the operating subsidiary’s financial results during the noted time periods. The Company’s estimate of such expenses is indicated by the adjustment amount for each period.

(3)	As a result of the structure of the acquisition of the operating subsidiary that is the subject of this investigation, the former owners of such subsidiary had the opportunity to earn additional sale proceeds for the twelve-month periods ended February 28, 2002, February 28, 2003 and February 29, 2004 based on earnings before interest and taxes of such operating subsidiary (in excess of designated thresholds) calculated in accordance with Generally Accepted Accounting Principals (“GAAP”) for each respective period. Based on the preliminary findings of the Company’s investigation, earnings before interest and taxes attributable to such subsidiary were overstated during the earn-out periods resulting in payments made by the Company under the provisions of the earn-out that otherwise would not have been made. The Company’s current assessment is that the goodwill resulting from such payments should be written down. The Company may record a gain in future periods to the extent, if any, that such erroneous earn-out payments are ultimately recovered by the Company.

Based on the Company’s current assessment of the information available to it at this time, the Company has preliminarily quantified the cumulative overall anticipated adjustment to reported revenue during the periods 2001, 2002, 2003 and the first six months of 2004. In addition, the potential impacts to periods beyond 2004 have also been estimated and summarized as follows:

	Periods 2001 -2004		2005 and Beyond
	Low	High	Low	High
Estimated (Decrease) Increase in Revenue (In 000’s) (1)	$(12,100)	$(21,300)	—	$17,900
% (Decrease) from Previously Reported Company Revenue	(0.8)%	(1.4)%

(1)	For revenue to be properly recognized in accordance with the Securities and Exchange Commission’s Staff Accounting Bulletin No. 104 “Revenue Recognition,” each of the following conditions must be met: persuasive evidence of an arrangement must exist, the price must be fixed or determinable, delivery must occur or services must be rendered and collection must be reasonably assured. The Company has identified certain instances where one or more of the aforementioned revenue recognition conditions, as applied to certain customer contracts, were not met during the noted time periods at the operating subsidiary that is the subject of the Company’s investigation. As such, some or all of the revenue previously recognized for these customer contracts shall be reversed. If and when such revenue recognition conditions are met, some portion of such reversed revenue will be recognized in the appropriate future period or periods. Based on the Company’s preliminary conclusions relating to the Company’s ongoing internal investigation, the Company believes that the adjustments the Company would make to its previously reported financial statements will result in recognition of incremental revenue during 2005 and subsequent periods. It is not possible, however, to predict with certainty on the basis of currently available information the amount of such revenue that will be deferred and recognized during 2005 and subsequent periods. It will depend in part on the results of the remediation with the subsidiary’s customers. The amount could be from $0 to $17.9 million.

The above adjustments are based on currently available information. The Company intends to review and assess any potential additional impacts that the aforementioned adjustments may have on the Company’s Balance Sheet and Statement of Cash Flow.

The Company’s investigation is not complete. Until the Company’s investigation is complete, the impact on previously reported financial statements cannot be finally determined. It is possible that further adjustments, which may be material, may be required for the above noted periods. Because the subsidiary that is the subject of the investigation was acquired during 2001, the Company does not expect that results prior to year 2001 will be affected.

On January 18, 2005, the Company announced that the NASDAQ Listing Qualification Panel had granted the Company a listing requirements exception through February 15, 2005, subject to certain conditions. The Company intends to request a modification to such exception that would contemplate the Company filing its third quarter 2004 Quarterly Report or Form 10-Q and certain prior period financial information by February 15, 2005 and the filing of its 2004 Annual Report on Form 10-K by March 15, 2005, which the Company believes would be the last filing to complete its restatement.

A copy of the aforementioned press release is filed as an exhibit to this Current Report.

The statements in this Current Report that are not historical fact are forward-looking statements that involve risks and uncertainties, which could cause actual results to differ materially from such forward-looking statements. These forward-looking statements include, but are not limited to, the statements relating to the anticipated impact of adjustments to our restated financial statements and our ongoing investigation, any financial estimates, projections, and estimates of future contract values included in this Current Report. The aforementioned risks and uncertainties include, without limitation, the uncertainty of completing our investigation in a timely manner and the actual costs and results of such investigation, the effect of our investigation and financial statement restatement on the trading price of our stock, the risks of integrating our operating companies, of the timing and magnitude of technological advances, of the occurrences of a diminution in our existing customers’ needs for our services, of a change in the amount companies outsource business processes, of the impact to margins resulting from a change in revenue mix as well as the risks detailed in the Company’s filings with the Securities and Exchange Commission, including without limitation, those detailed under the heading “Risk Factors” in the Company’s most recent annual report on Form 10-K. The Company disclaims any intention or obligation to revise any forward-looking statements, including financial estimates, whether as a result of new information, future events, or otherwise, except as required by law.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits

EXHIBIT NUMBER	DESCRIPTION
99.1	Press Release dated January 21, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOURCECORP, INCORPORATED

Date: January 21, 2005	By:	/s/ ED H. BOWMAN, JR.
Ed. H. Bowman, Jr.
Chief Executive Officer and President

INDEX TO EXHIBITS

EXHIBIT NUMBER	DESCRIPTION
99.1	Press Release dated January 21, 2005